Exhibit 32

May 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

          The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the Quarterly Report on Form 10-Q of Delta Air Lines, Inc. (“Delta”) for the quarter ended March 31, 2004 (the “Report”).

          Each of the undersigned, the Chief Executive Officer and the Senior Vice President - Finance and Controller, respectively, of Delta, hereby certifies that, as of the end of the period covered by the Report:

1.	such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta.

/s/: Gerald Grinstein

Name: Gerald Grinstein Chief Executive Officer

/s/: Edward H. Bastian

Name: Edward H. Bastian Senior Vice President - Finance and Controller